Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, Chief Financial Officer

Executive Vice President

Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES REPORTS FIRST-QUARTER

FISCAL 2005 FINANCIAL RESULTS

Surge in Services Demand and FY04 Acquisitions Drive Revenue Growth of 60% and Net Income Growth of 80%

BOSTON, March 17, 2005 — Charles River Associates Incorporated (Nasdaq: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today reported financial results for the first quarter of fiscal 2005, ended February 18, 2005.

First-quarter revenue increased 60 percent to $61.7 million from $38.5 million for the first quarter of fiscal 2004.  Net income for the first quarter of fiscal 2005 increased approximately 80 percent to $4.6 million, or $0.43 per diluted share, from $2.6 million, or $0.24 per diluted share, in the first quarter of fiscal 2004.  CRA’s effective tax rate for the first quarter of fiscal 2005 was 47 percent compared with 43 percent in the first quarter of fiscal 2004.

Comments on the First Quarter

                James C. Burrows, CRA’s president and CEO, said, “CRA’s outstanding performance in the first quarter was driven by positive trends in our litigation and business consulting segments.  In litigation, we experienced an upsurge in demand in our Competition practice resulting in part from a significant increase in merger activity in the market.  In our Finance practice, revenues also continued to grow as a result of the ongoing financial and securities litigation boom.  Revenues of our Intellectual Property practice grew substantially over year-earlier levels, largely as a result of our second-quarter fiscal 2004 acquisition of InteCap, Inc.  Nearly all our business consulting practices enjoyed substantial growth as a result of the rebounding economy.  In addition, we are seeing a positive impact from our November acquisitions of Tabors, Caramanis & Associates (TCA) and Network Economics Consulting Group (NECG).  Overall, our first-quarter results reflect the strong demand for CRA’s distinctive brand of economic, litigation, and business consulting services.”

“CRA achieved consultant utilization of 80 percent in the first quarter, a significant accomplishment in light of typical first-quarter seasonality related to the year-end holidays.  With demand up nearly across the board and a lower than usual seasonal impact, revenue grew sequentially in the first quarter for the first time in four years,” said Burrows.

Outlook and Financial Guidance

“We are in a favorable position to extend our first-quarter momentum throughout fiscal 2005, as the trends in our target markets continue to generate robust demand for our consulting services,” Burrows concluded.  “As a result, we are raising our fiscal 2005 guidance.  We now expect growth of 30-35 percent in income from operations, net income, and earnings per share, up from our earlier expectation of 25-30 percent growth.  These estimates are based on revenue growth at the high end of the 30-35 percent range;  a full-year utilization rate at the high-end of our 78-80 percent expectation;  an improvement in our anticipated FY05 effective tax rate, which we now expect to be in the range of 44-45 percent, down from our earlier expectation of 45-46 percent;  and organic headcount growth of 10 percent.  In preparing our EPS guidance, in order to estimate potential share dilution, we utilized a stock price of approximately $44, which was the average closing price of the 10 trading days prior to yesterday.  Deviations from this price will cause our earnings per share to vary based on the amount of share dilution from our convertible bond offering.”

Conference Call Webcast Information

CRA will host a conference call this morning at 11:00 a.m. ET to discuss its first-quarter fiscal 2005 financial results.  To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com.  A replay of the call also will be available on the Company’s website.

About CRA

                Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services. CRA combines its expertise in economic and financial analysis, litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. In addition to its corporate headquarters in Boston and international offices in Brussels, Canberra, Dubai, London, Melbourne, Mexico City, Sydney, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Dallas, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley, and Washington, D.C.

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Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA’s consolidated statements of income and consolidated balance sheet are attached.

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CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Weeks Ended	Twelve Weeks Ended
	February 18, 2005	February 20, 2004

Revenues	$61,724	$38,501
Costs of services	36,912	21,960
Gross profit	24,812	16,541

Selling, general and administrative	15,817	11,639
Income from operations	8,995	4,902

Interest and other income (expense), net	(540)	(201)
Income before provision for income taxes and minority interest	8,455	4,701
Provision for income taxes	(3,974)	(2,021)
Income before minority interest	4,481	2,680
Minority interest	138	(107)
Net income	$4,619	$2,573

Net income per share:
Basic	$0.46	$0.25
Diluted	$0.43	$0.24

Weighted average number of shares outstanding:
Basic	9,945	10,183
Diluted	10,795	10,734

CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	February 18, 2005	November 27, 2004

Assets
Cash, cash equivalents and short-term investments	$73,728	$67,811
Accounts receivable and unbilled, net	78,671	75,531
Other current assets	15,780	19,480
Total current assets	168,179	162,822

Property and equipment, net	18,901	18,528
Goodwill and intangible assets, net	94,335	94,509
Long-term investments	—	—
Other assets	13,116	12,952
Total assets	$294,531	$288,811

Liabilities and stockholders’ equity
Current liabilities	$61,865	$61,503
Long-term liabilities	100,013	100,282
Total liabilities	161,878	161,785

Total stockholders’ equity	132,653	127,026
Total liabilities and stockholders’ equity	$294,531	$288,811